                          REGISTRATION RIGHTS AGREEMENT

                                  June 26, 2002


To the Purchasers Named in the
Purchase Agreement referred to below

Ladies and Gentlemen:

     This shall confirm that, in consideration of your purchase on or prior to the date hereof of an aggregate of 10,000 shares of Series A Convertible Preferred Stock, $0.01 par value (the "Preferred Stock"), of Interep National Radio Sales, Inc., a New York corporation (the "Company"), pursuant to the Stock Purchase Agreement, dated as of May 17, 2002, between the Company and each of you (the "Purchase Agreement"), and as an inducement to each of you to consummate the transactions contemplated by the Purchase Agreement, the Company agrees with each of you, and with each subsequent holder of Restricted Stock (as such term is defined below), as follows:

     1. Certain Definitions. As used herein, the following terms shall have the
        -------------------
following respective meanings:

     "Affiliates" means, as to any party, a person or entity that controls, is
      ----------
controlled by or is under common control with such party (it being understood that such term shall be interpreted in a manner consistent with the definition of "affiliate" set forth in Rule 144 promulgated under the Securities Act).

     "Commission" means the Securities and Exchange Commission, or any other
      ----------
federal agency at the time administering the Securities Act.

     "Common Stock" means the Class A Common Stock of the Company, as
      ------------
constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 8 hereof.

     "Conversion Shares" means shares of Common Stock issued on conversion of
      -----------------
the Preferred Stock or on exercise of the Warrants.

     "Default" has the meaning set forth in Section 4(c).
      -------

     "Exchange Act" means the Securities Exchange Act of 1934 or any similar
      ------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Filing Deadline" means the close of business on the 30th day after the
      ---------------
date of the Agreement.

     "Preferred Stock" has the meaning given in the preamble of this Agreement.
      ---------------

     "Purchasers" has the meaning given in the Purchase Agreement.
      ----------

     "Registerable Securities" means Conversion Shares; provided, however, that
      -----------------------
Registerable Securities shall not include any Conversion Shares which have previously been registered or which have been sold to the public, or which have been sold in a private transaction to a permitted transferee that does not, together with its Affiliates, hold at least 50,000 shares of Restricted Stock (on an as converted basis).

     "Registration Expenses" means the expenses so described in Section 6
      ---------------------
hereof.

     "Restricted Stock" means any shares of Preferred Stock or any Conversion
      ----------------
Shares.

     "Securities Act" means the Securities Act of 1933 or any similar federal
      --------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" means the expenses so described in Section 6 hereof.
      ----------------

     "Shelf Registration Statement" means a registration statement on Form S-3
      ----------------------------
relating to the resale of all of the Registerable Securities and filed with the Commission pursuant to Rule 415.

     "Warrants" means the Warrants of even date herewith issued to the
      --------
Purchasers pursuant to the Purchase Agreement.

     2. Restrictive Legend. Each certificate issued on exchange or transfer of
        ------------------
any Preferred Stock or Conversion Shares, other than shares acquired in a public sale or as otherwise permitted by the last paragraph of paragraph 3 hereof, shall be stamped or otherwise imprinted with a legend substantially in the form provided in Section 6.8 of the Purchase Agreement.

     3. Notice of Proposed Transfer. Prior to any proposed transfer of any
        ---------------------------
Restricted Stock or Warrants (other than under the circumstances described in Section 4 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, except with respect to an affiliate who represents and warrants that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act, if reasonably requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of the Restricted Stock or Warrants may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock or Warrants shall be entitled to transfer such Restricted Stock or Warrants in accordance with the terms of its notice. Each certificate for Restricted Stock or Warrants transferred as provided above shall bear the legend referred to in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

     Whenever a holder of Restricted Stock or Warrants is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend referred to in Section 2.

     4. Registration.
        ------------

     (a) The Company shall (i) cause the Shelf Registration Statement to be filed with the Commission as soon as practicable after the date hereof, but in no event later than the Filing Deadline, (ii) use its best efforts to cause the Shelf Registration Statement to become effective at the earliest possible time and (iii) in connection with the foregoing, (A) file all pre-effective amendments to the Shelf Registration Statement as may be necessary to cause it to become effective, (B) file, if applicable, a post-effective amendment to the Shelf Registration Statement pursuant to Rule 430A under the Securities Act and
(C) cause all necessary filings, if any, in connection within the registration and qualification of the Registerable Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit the offer and sale of the Registerable Securities in such jurisdictions.

     (b) The Company shall use its best efforts to cause the Shelf Registration Statement to be effective continuously until such time as all of the Registerable Securities have been sold or the holders of Registerable Securities are able to effect resales of Registerable Securities pursuant to Rule 144(k) under the Securities Act, but in no event beyond the fifth anniversary date of this Agreement, and to comply with all applicable federal and state securities laws. No securities to be sold for the account of the Company shall be included in the Shelf Registration Statement.

     (c) If the Shelf Registration Statement is not filed with the Commission on or before the Filing Deadline (a "Default"), then, from and including the date of such Default until the date that the Company cures such Default by the filing of the Shelf Registration Statement with the Commission, the dividend rate applicable to a share of the Preferred Stock shall be increased by $0.25 per annum ("Additional Dividends") for the first 90 days (or a portion thereof) following the date of such Default and by an additional $0.25 for each subsequent 90-day period (or a portion thereof) during which such Default shall remain uncured, but in no event shall the Additional Dividends exceed $1.00 per annum per share of the Preferred Stock. Following the cure of such Default, the accrual of the Additional Dividends shall cease. The Company shall have no liability for damages for any Default in addition to the Additional Dividends; provided, however, that the holders of the Registerable Securities shall be entitled to equitable relief, including injunction and specific performance.

     (d) No holder of Registerable Securities may include any of its Registerable Securities in the Shelf Registration Statement unless and until such holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, for use in connection with the Shelf Registration Statement and any prospectus included therein. No holder shall be entitled to Additional Dividends pursuant to Section 4(c) above unless and until such holder shall have provided all such information. Each holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

     5. Registration Procedures. In connection with the Shelf Registration
        -----------------------
Statement, the Company shall, as soon as practicable:

        (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission the Shelf Registration Statement and use its best efforts to cause it to become and remain effective for the period referred to in Section 4(b);

        (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep it effective for the period referred to in Section 4(b) and to comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by the Shelf Registration Statement in accordance with the sellers' intended method of disposition (i.e., underwritten or not underwritten) set forth in the Shelf Registration Statement;

        (c) furnish to each seller and to each underwriter such number of copies of the Shelf Registration Statement and the prospectus included therein (including any preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registerable Securities;

        (d) use its best efforts to register or qualify the Registerable Securities under the securities or blue sky laws of such jurisdictions as the sellers of Registerable Securities or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any jurisdiction);

     (e) notify each seller and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller or underwriter, on the date that Registerable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller (if requested by a seller), stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Shelf Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the sellers or the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the sellers and the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Shelf Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

          (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement.

          (h) (i) cause all the Registerable Securities covered by the Shelf Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registerable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation of all Registerable Securities covered by the Shelf Registration Statement on the Nasdaq National Market.

         If the offering contemplated by the Shelf Registration Statement is an underwritten public offering, the Company shall enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof. Each selling holder of Registerable Securities participating in an underwritten public offering shall also enter into and perform its obligations under such an agreement.

     Following the effectiveness of the Shelf Registration Statement, the Company may, at any time, suspend the effectiveness of such registration for up to 30 days (a "Suspension Period"), by giving written notice to the holders of Registerable Securities, if the Company shall have reasonably determined that the Company may be required to disclose any corporate development which disclosure may have a material adverse effect on the business, assets, properties or financial condition of the Company; provided, however, that the Company may not invoke more than two Suspension Periods in any 12-month period). The Company shall use its best efforts to limit the duration and number of any Suspension Periods. Each holder of Registerable Securities shall, on receipt of any notice from the Company of a Suspension Period, discontinue disposition of the Registerable Securities pursuant to the Shelf Registration Statement, prospectus contained therein, or any amendment or supplement thereof until such holder (i) is notified in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, or (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

     6. Expenses. All expenses incurred by the Company in complying with Section
        --------
4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and disbursements of one special counsel to the sellers of Registerable Securities, and fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registerable Securities are herein called "Selling Expenses".

     The Company shall pay all Registration Expenses in connection with each registration pursuant to Section 4 hereof. All Selling Expenses shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

     7. Indemnification.
        ---------------

     (a) In connection with the registration of the Registerable Securities under the Securities Act pursuant to Section 4 hereof, the Company shall indemnify and hold harmless each seller of such Registerable Securities thereunder and each underwriter of Registerable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement under which such Registerable Securities were registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in the Shelf Registration Statement or prospectus.

     (b) In connection with the registration of the Registerable Securities under the Securities Act pursuant to Section 4 hereof, each seller of such Registerable Securities thereunder, severally and not jointly, shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company, each director of the Company, each underwriter, each person who controls any underwriter within the meaning of the Securities Act, legal counsel, and accountant against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person or legal counsel or accountant may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement under which such Registerable Securities were registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each such officer, director, underwriter, controlling person, legal counsel, or accountant for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller shall be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based solely upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registerable Securities covered by the Shelf Registration Statement.

     (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) Notwithstanding the foregoing, any Indemnified Party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to retain counsel for the Indemnified Party as aforesaid or (ii) the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel. It is understood that the Indemnifying Party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the Indemnified Party.

     (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     8. Changes in Common Stock. If, and as often as, there are any changes in
        -----------------------
the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registerable Securities as so changed.

     9. Rule 144 Reporting.  The Company agrees to use its best efforts to:
        ------------------

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the date it is first required by law to do so;

     (b) file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act; and

     (c) so long as a holder of Registerable Securities owns any Registerable Securities, furnish to such holder forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Registerable Securities without registration.

     10. Termination of Registration Rights. The right of any holder of
         ----------------------------------
Registerable Securities to request registration or inclusion in any registration pursuant to Section 4 hereof shall terminate upon the earliest to occur of (i) such time as all Registrable Securities held by such holder have been sold by such holder, (ii) such time as all Registerable Securities held or entitled to be held upon conversion by such holder may immediately be sold under Rule 144(k) or (iii) the closing of an acquisition or of another transaction in which the Registerable Securities are exchanged for publicly traded stock of another entity.

     11. Miscellaneous.
         -------------

     (a) Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns. The registration rights conferred herein on the holders of Registerable Securities shall inure to the benefit of any transferee (provided that any such transferee shall, together with its Affiliates, hold at least 50,000 shares of Restricted Stock, on an as-converted basis) for so long as the certificates representing the Registerable Securities shall be required to bear the legend specified in Section 2 hereof.

     (b) All notices, requests, consents and other communications hereunder shall be delivered in accordance with Section 7.2 of the Purchase Agreement.

     (c) This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the

Company and the holders of a majority in interest of the Preferred Stock (determined on an as-converted basis).

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature page follows]

                  Please indicate your acceptance of the foregoing, by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called "this Agreement") shall be a binding agreement between the Company and you.

                                            INTEREP NATIONAL RADIO SALES, INC.



                                            By:    /s/ Ralph C. Guild
                                               -----------------------------
                                                     Ralph C. Guild
                                                     Chairman of the Board

                                            EOS PARTNERS L.P.

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     General Partner

                                            EOS PARTNERS SBIC II, L.P.

                                            By: Eos SBIC General II,
                                                     its General Partner

                                            By:  Eos SBIC II, Inc.,
                          its Managing General Partner

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     President

                                            EOS PARTNERS (OFFSHORE) L.P.

                                            By:  Eos General, LLC,
                                                     its General Partner

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     Managing Member